As Filed with the Securities and Exchange Commission on May 1, 2014

File No. 333-_____

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

SELECTIVE INSURANCE GROUP, INC.
(Exact name of Company as specified in its charter)

New Jersey	22-2168890
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

40 Wantage Avenue Branchville, New Jersey 07890
(Address of Principal Executive Offices)

SELECTIVE INSURANCE GROUP, INC. 2014 OMNIBUS STOCK PLAN
(Full title of the plan)

Michael H. Lanza Executive Vice President and General Counsel SELECTIVE INSURANCE GROUP, INC. 40 Wantage Avenue Branchville, New Jersey 07890
(Name and address of agent for service)

(973) 948-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, $2.00 par value	3,500,000 shares	$22.56	$78,960,000	$10,170.05

(1)  This registration statement on Form S-8 (the “Registration Statement”) relates to shares of common stock, par value $2.00 per share, of Selective Insurance Group, Inc. (the “Common Stock”) to be issued under the Selective Insurance Group, Inc. 2014 Omnibus Stock Plan (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of Selective Insurance Group, Inc. (the “Company”) outstanding shares of Common Stock.

(2)  This estimate is made pursuant to Rule 457(h) and Rule 457(c) solely for the purpose of determining the registration fee. It is not known how many shares will be issued under the Plan. The above calculation is based on the offering of 3,500,000 shares of Common Stock at a purchase price of $22.56 per share, which is the average of the high and low prices of the Common Stock as reported in the Nasdaq Stock Market on April 24, 2014, which were $22.85 and $22.26, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document containing information required in Part I of this Registration Statement will be provided to each participant in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such document is not being filed with the Commission but constitutes (together with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:   Incorporation of Documents by Reference

The following documents filed by the Company with the Commission are hereby incorporated by reference in this Registration Statement:

1. Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014;

2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed on April 24, 2014; and

3. The description of our Common Stock contained in Amendment No. 2 to the Company’s Registration Statement on Form 8-A filed on February 20, 2007, including any amendments or reports filed for the purpose of updating that description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

You may request a copy of these filings at no cost (other than exhibits unless those exhibits are specifically incorporated by reference herein) by writing or telephoning us at the following address:

Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

Attn: Investor Relations

(973) 948-3000

Item 4.    Description of Securities.

Not Applicable.

Item 5.    Interests of Named Experts and Counsel.

The legality of the Common Stock being registered herein will be passed upon for the Company by Robyn P. Turner, Esq., Vice President, Assistant General Counsel and Corporate Secretary of the Company. Ms. Turner owns shares of Common Stock and is eligible to participate in the Plan.

Item 6.    Indemnification of Directors and Officers.

The Company is organized under the laws of the State of New Jersey. The New Jersey Business Corporation Act, as amended (the “Act”), provides that a New Jersey corporation has the power generally to indemnify its directors, officers, employees and other agents against expenses and liabilities in connection with any proceeding involving such person by reason of his or her being or having been a corporate agent, other than a proceeding by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action brought by or in the right of the corporation, indemnification of directors, officers, employees and other agents against expenses is permitted if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; however, no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the New Jersey Superior Court, or the court in which such proceeding was brought, shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnification. Expenses incurred by a director, officer, employee or other agent in connection with a proceeding may be, under certain circumstances, paid by the corporation in advance of the final disposition of the proceeding as authorized by the board. The power to indemnify and advance expenses under the Act does not exclude other rights to which a director, officer, employee or other agent of the corporation may be entitled under the certificate of incorporation, by-laws, agreement, vote of stockholders, or otherwise; provided that no indemnification is permitted to be made to or on behalf of such person if a judgment or other final adjudication adverse to such person establishes that his or her acts or omissions were in breach of his or her duty of loyalty to the corporation or its shareholders, were not in good faith or involved a violation of the law, or resulted in the receipt by such person of an improper personal benefit.

Under the Act, a New Jersey corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent against any expenses incurred in any proceeding and any liabilities asserted against him or her by reason of his or her being or having been a corporate agent, whether or not the corporation has the power to indemnify him or her against such expenses and liabilities under the Act. All of the foregoing powers of indemnification granted to a New Jersey corporation may be exercised by such corporation notwithstanding the absence of any provision in its certificate of incorporation or by-laws authorizing the exercise of such powers. A New Jersey corporation, however, may provide, with certain limitations, in its certificate of incorporation that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of a duty owed to the corporation or its shareholders.

Reference is made to Sections 14A:3-5 and 14A:2-7(3) of the Act in connection with the above summary of indemnification, insurance and limitation of liability.

Section (a) of Article Eighth of the Company’s amended and restated certificate of incorporation, and Section 14 of the Company’s By-Laws provide generally that a director shall not be personally liable to the Company or its stockholders for damages from breach of any duty owed to the Company or its stockholders, except to the extent such personal liability may not be eliminated or limited under the Act. Such provisions further provide generally that an officer of the Company shall not be personally liable to the Company or its stockholders for damages or breach of any duty owed to the Company or its stockholders, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the Act.

Section (b) of Article Eighth of the Company’s amended and restated certificate of incorporation and Section 14A of the Company’s By-Laws provide generally that each person who was or is made a party to or involved in a pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, or any appeal therein or any inquiry or investigation which could lead to such action, suit or proceeding of the Company or any constituent corporation absorbed by it in a consolidation or merger, or by reason of his or her having been a director, officer, trustee, employee or agent of another entity serving as such at the Company’s request, shall be indemnified and held harmless by the Company to the fullest extent permitted by the Act, as amended (but, in the case of any amendments, only to the extent such amendment permits the Company to provide broader indemnification rights than the Act permitted prior to such amendment), from and against any and all reasonable costs, disbursements and attorney’s fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties, incurred or suffered in connection with any such proceeding, and such indemnification shall continue as to a person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of such person’s heirs, executors, administrators and assigns; provided, however, that, except as provided above, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was specifically authorized by the Board. Such provisions of the Company’s amended and restated certificate of incorporation and By-Laws provide, under certain circumstances, for a right to be paid by the Company the expenses incurred in any proceeding in advance of the final disposition of such proceeding as authorized by the Company’s Board of Directors. Further, the Company is authorized to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any expenses incurred and any liabilities asserted against him/her in any proceeding by reason of such person having been a director, officer, employee or agent, whether or not the Company would have the power to indemnify such person.

The Company’s directors and officers are insured by policies purchased by it against liability and expenses incurred in their capacity as directors or officers.

Item 7.    Exemption from Registration Claimed.

Not Applicable.

Item 8:   Exhibits

The following exhibits are filed as part of this Registration Statement:

5.1	Opinion of Robyn P. Turner, Esq. with respect to the legality of the shares being registered.

23.1	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney of Paul D. Bauer.

24.2	Power of Attorney of Annabelle G. Bexiga.

24.3	Power of Attorney of A. David Brown.

24.4	Power of Attorney of John C. Burville.

24.5	Power of Attorney of Joan M. Lamm-Tennant.

24.6	Power of Attorney of Michael J. Morrissey.

24.7	Power of Attorney of Cynthia S. Nicholson.

24.8	Power of Attorney of Ronald L. O’Kelley.

24.9	Power of Attorney of William M. Rue.

24.10	Power of Attorney of J. Brian Thebault.

Item 9:   Undertakings

The Company hereby undertakes:

(a)	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Selective Insurance Group, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville, State of New Jersey, on this 1st day of May, 2014.

SELECTIVE INSURANCE GROUP, INC.

By:	/s/ Gregory E. Murphy
Gregory E. Murphy
Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory E. Murphy	Chairman of the Board and Chief Executive Officer	May 1, 2104
Gregory E. Murphy	(Principal executive officer)

/s/ Dale A. Thatcher	Executive Vice President and Chief Financial Officer	May 1, 2014
Dale A. Thatcher	(Principal financial officer and principal
accounting officer)

*	Director	May 1, 2014
Paul D. Bauer

*	Director	May 1, 2014
Annabelle G. Bexiga

*	Director	May 1, 2014
A. David Brown

*	Director	May 1, 2014
John C. Burville

*	Director	May 1, 2014
Joan M. Lamm-Tennant

*	Director	May 1, 2014
Michael J. Morrissey

*	Director	May 1, 2014
Cynthia S. Nicholson

*	Director	May 1, 2014
Ronald L. O’Kelley

*	Director	May 1, 2014
William M. Rue

*	Director	May 1, 2014
J. Brian Thebault

Michael H. Lanza hereby signs this registration statement on behalf of each of the indicated persons for whom he is attorney-in-fact on May 1, 2014 pursuant to a power of attorney filed herewith.

*By:	/s/ Michael H. Lanza
Michael H. Lanza
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Robyn P. Turner, Esq. with respect to the legality of the shares being registered.

23.1	Consent of Robyn P. Turner, Esq. (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney of Paul D. Bauer.

24.2	Power of Attorney of Annabelle G. Bexiga.

24.3	Power of Attorney of A. David Brown.

24.4	Power of Attorney of John C. Burville.

24.5	Power of Attorney of Joan M. Lamm-Tennant.

24.6	Power of Attorney of Michael J. Morrisey.

24.7	Power of Attorney of Cynthia S. Nicholson.

24.8	Power of Attorney of Ronald L. O’Kelley.

24.9	Power of Attorney of William M. Rue.

24.10	Power of Attorney of J. Brian Thebault.